SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                          ____________

                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  February 9, 1999


                         NEOPATH, INC.
       (Exact name of registrant as specified in charter)


       Washington            000-25210          91-1436093
     (State or other        (Commission       (IRS Employer
     jurisdiction of        File Number)   Identification No.)
     incorporation)


                         ALAN C. NELSON
         CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          NEOPATH, INC.
                     8271 - 154th Avenue NE
                   Redmond, Washington  98052
       (Address of principal executive offices) (Zip Code)


                         (425) 869-7284
      (Registrant's telephone number, including area code)

Item 5.    Private Placement of Common Stock

     On February 9, 1999, NeoPath, Inc., a Washington corporation (the "Company"), sold 2,900,000 shares of its common stock (the "Shares") to certain of its shareholders (the "Purchasers") for an aggregate purchase price of $14,500,000. No underwriters were involved in the offering, and no commissions or discounts were paid. The Company sold the Shares in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D Rule 506 thereunder, pursuant to a Common Stock Purchase Agreement between the Company and the Purchasers, dated as of February 8, 1999.
The Purchasers are "accredited investors" as defined in Rule 501 of Regulation D.

     The Company agreed pursuant to an Investor Rights Agreement, dated as of February 8, 1999, to file, at its expense, a shelf registration statement with respect to the Shares within 10 days following the closing and to use its best efforts to cause the shelf registration statement to be declared effective within 90 days after the closing. The Company must keep the shelf registration statement effective until the earliest of (a) two years following the closing, (b) the date on which all of the Shares have been sold pursuant to the shelf registration statement or (c) the date on which all of the Shares may be sold in a single transaction in reliance on Rule 144 of the Securities Act. If the shelf registration statement is not declared effective within 120 days following the closing, the purchase price of the common stock will be decreased by two percent (2%) per share, and the Company will refund this to the Purchasers. The Company filed a shelf registration statement on Form S-3 on February 12, 1999.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              NEOPATH, INC.



                              By:  /s/ ALAN C. NELSON
                                   __________________
                                   Alan C. Nelson
                                   Chairman, President and
                                   Chief Executive Officer

Dated:  February 25, 1999

                          Exhibit Index

Exhibit No.      Description
___________      ___________________________________________________

   4.1           Common Stock Purchase Agreement, dated as of
                 February 8, 1999 between NeoPath, Inc. and the
                 Purchasers

   4.2           Investor Rights Agreement, dated as of
                 February 8, 1999, between NeoPath, Inc. and the
                 Purchasers

  99.1 Press release (excluding financial statements), dated February 10, 1999, announcing the sale of the Shares